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            SENIOR SUBORDINATED UNSECURED CONVERTIBLE NOTES PURCHASE
                         AGREEMENT OF NOVEMBER 10, 1998

                      (THE RESTRUCTURED PURCHASE AGREEMENT)

         This Agreement (hereinafter referred to as the "Restructured Purchase Agreement") dated as of November 10, 1998 is by and between Officeland Inc., an Ontario corporation, with its principal place of business in Toronto, Ontario (the "Company"), those purchasers who have executed and who are identified in Exhibit A attached hereto and their respective affiliates (individually, a "Purchaser" and collectively, the "Purchasers") and International Capital Partners, Inc., a Connecticut corporation with its principal place of business in Stamford, Connecticut ("ICP").

         The Company, ICP, BP (as hereinafter defined) and certain investors are parties to the Initial Purchase Agreement (as hereinafter defined). The Initial Purchase Agreement, prior to being amended by the Initial Purchase Amending Agreement (as hereinafter defined), contemplated the sale to the investors named as "Purchasers" in Exhibit A thereto of Senior Notes for an aggregate principal amount of $7,000,000 (the "Aggregate Investment"), to be used by the Company for the purposes contemplated in the Initial Purchase Agreement. By means of the Initial Purchase Amending Agreement, each of the parties to the Initial Purchase Agreement agreed, inter alia, to reduce the Aggregate Investment to an aggregate investment of $2,000,000.

         The Purchasers have agreed to enter into this Restructured Purchase Agreement for the purpose of purchasing New Senior Notes (as hereinafter defined), for an aggregate principal amount not exceeding $5,000,000, upon the terms and conditions set out herein.

         In consideration of the mutual promises and covenants contained in this Restructured Purchase Agreement, and intending to be legally bound by the terms and conditions of this Restructured Purchase Agreement, the parties hereby agree as follows:

1.       Definitions

         1.1 Initial Purchase Agreement Definitions All capitalized terms used in this Restructured Purchase Agreement shall, unless expressly otherwise defined herein, have the same meanings as given to them, respectively, in the Initial Purchase Agreement, which defined terms are incorporated by reference in this Restructured Purchase Agreement. In some instances, definitions of certain terms, which have been defined in the Initial Purchase Agreement, are repeated herein for ease of reference.

         1.2 Additional Definitions In this Restructured Purchase Agreement, the following terms shall have the following meanings, respectively:


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         (a)      "Aggregate Investment" has the meaning ascribed thereto in the second preamble to this Restructured Purchase Agreement;

         (b) "Applicable Percentage" means the applicable percentage of the aggregate purchase price set out in Exhibit A;

         (c)      "Ardara" means Ardara Investment Inc.;

         (d) "Ardara Initial Investment" means the sum of $571,429 paid by Ardara to purchase a Senior Note under the terms of the Initial Purchase Agreement and "Ardara Initial Note" means the Senior Note so purchased;

         (e) "Bassini Group" means, collectively, BP and all of the persons named as "Purchasers" in Exhibit A to the Initial Purchase Agreement, other than Ardara;

         (f) "BP" means Bassini, Playfair + Associates LLC, an Anguillan limited liability company with its principal place of business in New York, New York;

         (g)      "Class B Stock" has the meaning ascribed to it in Section 2.2;

         (h) "Dollar Fifty Warrant" means the warrant in the form set out in Exhibit F1;

         (i) "Initial Purchase Agreement" means the Senior Subordinated Unsecured Convertible Notes Purchase Agreement made as of the 4th day of June, 1998 among Ardara, the Bassini Group, ICP and the Company (a copy of which is attached as Exhibit B hereto), as amended by the Initial Purchase Amending Agreement ;

         (j) "Initial Purchase Amending Agreement" means an amending agreement among each of the parties to the Initial Purchase Agreement, made as of the 23rd day of October, 1998, a copy of which is attached as Exhibit C hereto;

         (k) "Loan Agreements" means, collectively, the loan agreements dated June 4, 1998, made between each of the Founders and the Company and "Loan Agreement" means any one of such loan agreements;

         (l)      "New Advisory Fee" has the meaning ascribed to it in Section
                  2.7;

         (m) "New Disclosure Schedule" means the disclosure schedule attached as Exhibit J hereto;

         (n) "New Initial Aggregate Purchase Price" has the meaning ascribed to it in Subsection 2.4(a);


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         (o)      "New Initial Closing" and "New Initial Closing Date" have the meanings respectively ascribed to them in Section 3.2 ;

         (p)      "New Projections" has the meaning ascribed to it in Section
                  2.8;

         (q)      "New Senior Notes" has the meaning ascribed to it in Section
                  2.1;

         (r) "New Subsequent Aggregate Purchase Price" has the meaning ascribed to it in Section 2.4(b);

         (s)      "New Subsequent Closing" has the meaning ascribed to it in
                  Section 2.4(b);

         (t) "New Subsequent Closing Date" means the applicable "Subsequent Closing Date", as defined in Subsections 2.2(d) and (e) of the Initial Purchase Agreement;

         (u)      "New Warrants" has the meaning ascribed to it in Section 2.3;

         (v)      "Non Management Portion" means, for the purposes of Sections
                  2.7 and 2.8 hereof, the amount remaining after deducting from the aggregate principal amount of New Senior Notes purchased and sold hereunder the aggregate prinicpal amount of any New Senior Notes which may be sold to the existing directors and/or management of the Company;

         (w) "Pre-approved Transaction" means, in respect of the occurrence thereof, that a definitive binding agreement of purchase and sale (including all exhibits and schedules) (the "Acquisition Agreement") has been entered into on substantially the terms approved by a majority of the members of the Acquisition Committee in respect of any one of the following intended acquisitions by the Company: Telecom Corporation of Chicago, Inc. or Eastern Equipment Brokers, Inc.;

         (x) "Purchasers' Solicitors" means Fogler Rubinoff, counsel to ICP and the Purchasers;

         (y) "Restructured Articles of Amendment" has the meaning ascribed to it in Section 2.2;

         (z)      "Restructured Purchase Agreement" means this Agreement;

         (aa) "Restructured Rights Terms" means, for the purposes of this Restructured Purchase Agreement, the purchase and conversion terms of the New Senior Notes and the New Warrants, as set out in this Restructured Purchase Agreement;


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         (bb)     "Special Stock" as used herein, and wherever referenced in the
                  Initial Purchase Agreement, shall be deemed, for the purposes of this Restructured Purchase Agreement, to mean, collectively, the Class A Stock and the Class B Stock; and

         (cc) "Two Dollar Warrant" means the warrant in the form set out in Exhibit F2.

2. Authorization and Sale of New Senior Notes, Class "B" Special Shares and New Warrants

         2.1 Authorization of New Senior Subordinated Unsecured Convertible Notes. The Company has duly authorized the issuance and sale of new three-year senior subordinated unsecured convertible notes (collectively, the "New Senior Notes") in an aggregate principal amount not to exceed $5,000,000. The New Senior Notes shall be convertible by the holder into shares of Class B Stock at the Conversion Price per Unit (as defined in the New Senior Notes) plus one Dollar Fifty Warrant and one Two Dollar Warrant for each share of Class B Stock so issued and shall have the rights, privileges, restrictions and conditions set forth in the form of New Senior Note attached hereto as Exhibit D.

         2.2 Authorization of Class "B" Special Shares. The Company has duly authorized, for issuance upon conversion of the New Senior Notes, an unlimited number of Class "B" Special Shares (the "Class B Stock"). The Class B Stock shall be convertible into Common Shares at the option of the holder at any time on the basis of one Common Share for each share of Class B Stock so converted and shall have the rights, privileges, restrictions and conditions set forth in Articles of Amendment, a copy of which is attached hereto as Exhibit E (the "Restructured Articles of Amendment"). The Company has duly filed with the Ontario Ministry of Consumer and Commercial Relations the Restructured Articles of Amendment which have been endorsed with a certificate thereon by such Ministry.

         2.3 Authorization of Warrants. The Company has duly authorized, upon conversion of the New Senior Notes, the issuance of the Dollar Fifty Warrants and the Two Dollar Warrants (collectively, the "New Warrants") entitling the holders thereof to purchase an aggregate number of Common Shares equal to the aggregate number of Common Shares issuable upon conversion of the holder's shares of Class B Stock into Common Shares, at a per share exercise price of $1.50 per Common Share and $2.00 oer Common Share, respectively, subject to adjustment as provided for in the New Warrants. The New Warrants shall be in the form of the warrants respectively set out in Exhibits F1 and F2, with appropriate insertions.

         2.4 Sale of New Senior Notes to the Purchasers. Subject to the terms and conditions of this Restructured Purchase Agreement, the Company hereby agrees to sell and issue to each Purchaser, and each Purchaser hereby severally agrees to purchase from the Company, the principal amount of New Senior Notes that appears in front of such Purchaser's name in Exhibit A, for an aggregate purchase price of up to $5,000,000, in two or more tranches, as follows:


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         (a)      At the time of the New Initial Closing (as hereinafter
                  defined), the Company hereby sells and issues to each Purchaser, and each Purchaser hereby severally purchases from the Company the Applicable Percentage (rounded to the next highest whole dollar) of the principal amount of New Senior Notes that appears in front of such Purchaser's name in Exhibit A, for an aggregate purchase price of $1,550,000 (the "New Initial Aggregate Purchase Price");

         (b) At the time of the closing of the second tranche of the aggregate purchase price (the "New Subsequent Closing"), the Company hereby agrees to sell and issue to each Purchaser, and each Purchaser hereby severally agrees to purchase from the Company the Applicable Percentage (rounded to the next highest whole dollar) of the principal amount of New Senior Notes that appears in front of such Purchaser's name in Exhibit A, for an aggregate purchase price of $1,200,000 (the "New Subsequent Aggregate Purchase Price"); and

         (c) The closing of any further tranche or tranches of the aggregate purchase price (in each case, a "New Subsequent Closing"), the last of which shall take place no later than July 31, 1999, shall take place on such dates and for such amounts (in each case, a "Further Subsequent Aggregate Purchase Price") as may be mutually agreed upon between the Company and the Purchasers, but otherwise upon the terms and conditions set out in this Restructured Purchase Agreement.

         2.5 Class B Stock and New Warrants. Subject to the terms and conditions of this Restructured Purchase Agreement, the Company hereby agrees to issue to each Purchaser that number of shares of Class B Stock and New Warrants into which the New Senior Notes held by each Purchaser are convertible in accordance with the terms of the New Senior Notes.

         2.6 Common Shares. Subject to the terms and conditions of this Restructured Purchase Agreement, the Company hereby agrees to issue that number of Common Shares into which the Class B Stock is convertible and New Warrants are exercisable in accordance with the terms of the Class B Stock and New Warrants, respectively.

         2.7 New Advisory Fee. The Company hereby agrees to pay to ICP Investments, Inc. at the direction of ICP an advisory fee (the "New Advisory Fee") in the aggregate amount of three and one-half per cent (3.5%) of the Non Management Portion, in consideration for certain advisory financial services provided by ICP to the Company. The New Advisory Fee shall be payable in respect of the Non Management Portion of the New Initial Aggregate Purchase Price on the New Initial Closing Date (as hereinafter defined); in respect of the Non Management Portion of the New Subsequent Aggregate Purchase Price, on the New Subsequent Closing Date; and thereafter on account of the Non Management Portion of any Further Subsequent Aggregate Purchase Price, on the applicable New Subsequent Closing Date.


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         2.8 Additional Advisory Fee. The Company hereby agrees to pay to ICP
Investments, Inc. at the direction of ICP a further advisory fee (the "Additional Advisory Fee") in the amount of two per cent (2%) of the Non Management Portion, as further consideration for certain financial advisory services provided by ICP to the Company. The Additional Advisory Fee shall be payable to ICP Investments, Inc. in the same ratio and at the same times as Advances (as defined in the Loan Agreements) are made to the Founders thereunder, subject to the provisions of Section 7.3 hereof.

         2.9 Use of Proceeds. The Company shall use the net proceeds for the same purposes as provided in Section 1.8 of the Initial Purchase Agreement, mutatis mutandis. The reference in the Initial Purchase Agreement to the "Projections" shall be deemed to refer to the revised projections attached as Exhibit G hereto (the "New Projections").

         2.10 Additional Arrangements with Ardara The Company hereby further agrees with Ardara and the other Purchasers hereby acknowledge and agree as follows:

         (a) Exchange of Ardara Initial Note At the time of the New Initial Closing, Ardara shall be entitled to exchange the Ardara Senior Note for a New Senior Note, in the same principal amount as the Ardara Senior Note; and

         (b) Further Ardara Investment Upon receipt of a copy of the financial statements of the Company for the period ending May 31, 1999, Ardara shall have the right, exercisable by written notice to the Company, delivered within 60 days following the receipt by it of a copy of such financial statements, to purchase additional New Senior Notes for an aggregate additional purchase price of up to $600,000, upon the same terms and conditions as set out in the New Senior Notes. The completion of the transaction of purchase and sale shall take place within 30 days following the receipt of such written notice from Ardara and on the same basis, mutatis mutandis, as the completion of the New Subsequent Closing.


3. The Closings The provisions of Section 2 of the Initial Purchase Agreement are hereby incorporated by reference into this Restructured Purchase Agreement, mutatis mutandis, with the intent that such provisions shall apply to this Restructured Purchase Agreement, subject to the following qualifications and amendments.

         3.1 Initial Closing and Initial Closing Date The defined term "Initial Closing" in Section 2.1 of the Initial Purchase Agreement shall be deemed to mean the initial closing of the sale and purchase of the New Senior Notes pursuant to this Restructured Purchase Agreement (the "New Initial Closing"), which has taken place simultaneously with the execution of this Agreement at the offices of the Purchasers' Solicitors; and the defined term "Initial Closing Date" in Section 2.1 of the Initial Purchase Agreement shall be deemed to mean the date of


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closing of the New Initial Closing (the "New Initial Closing Date"), being the date of this Restructured Purchase Agreement.

         3.2 Ratios The reference in Section 2.1 of the Initial Purchase Agreement to " two sevenths (2/7)" shall be deemed to refer to the Applicable Percentage. Any references in Section 2 of the Initial Purchase Agreement to "one-half (1/2) of " or "fifty per cent (50%) of " are deemed deleted.

         3.3 Dates The references in Subsection 2.2(d) and (f) of the Initial Purchase Agreement to "December 31, 1998" and "November 30, 1998", respectively, shall be deemed, in each case, to refer to July 31, 1999.

         3.4 Subsequent Closing Any reference in Section 2 of the Initial Purchase Agreement to "each Pre-Approved Transaction" shall be deemed to refer to a Pre-Approved Transaction.

4.       Further Deeming Provisions

         4.1 Conforming References For the purposes of any portions of the Initial Purchase Agreement which are expressly incorporated by reference herein, all references in the Initial Purchase Agreement to the "Senior Notes", the "Warrants", the "Class A Stock", the "Advisory Fee", the "Projections", the "Initial Aggregate Purchase Price", the "Subsequent Aggregate Purchase Price", the "Initial Closing", the "Initial Closing Date", the "Subsequent Closing(s)", the "Subsequent Closing Date" and the "Disclosure Schedule" shall be deemed to refer to the New Senior Notes, the New Warrants, the Class B Stock, the New Advisory Fee, the New Projections, the New Initial Aggregate Purchase Price, the New Subsequent Aggregate Purchase Price, the New Initial Closing, the New Initial Closing Date, the New Subsequent Closing, the New Subsequent Closing Date and the New Disclosure Schedule, respectively, except as expressly otherwise provided herein.

         4.2 "this Agreement" Except as expressly otherwise provided herein, any references in Sections 2 to and including 8 of the Initial Purchase Agreement to "this Agreement" shall be deemed to refer to this Restructured Purchase Agreement.

         4.3 "Certificate" The term "Certificate" in Section 3.1 of the Initial Purchase Agreement shall be deemed to include the Restructured Articles of Amendment.

5. Representations and Warranties of the Company The Company hereby repeats the representations and warranties given by the Company in Section 3 of the Initial Purchase Agreement, mutatis mutandis, each of which is hereby incorporated by reference into this Restructured Purchase Agreement, with the intent that such representations and warranties read as of the date of and apply to this Restructured Purchase Agreement, subject to the following qualifications and amendments:


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         (a)      Subsections 3.3(a)(b) and (c) of the Initial Purchase
                  Agreement are hereby amended to read as follows: (a) an unlimited number of Common Shares, 5,465,348 of which shares are issued and outstanding, 5,147,058 Common Shares which, subject to adjustment, have been authorized to be issued upon conversion of the Class A Stock and exercise of the Warrants, and 2,930,671 Common Shares which, subject to adjustment, have been authorized and reserved for issuance upon conversion of the Class B Stock and exercise of the New Warrants, (b) an unlimited number of Class A Stock, none of which are issued and outstanding, but 2,573,529 shares of Class A Stock , subject to adjustment, have been authorized and reserved for issuance upon conversion of the Senior Notes pursuant to the Initial Purchase Agreement, (c) an unlimited number of Class B Stock, none of which are issued and outstanding, but 967,890 shares of Class B Stock, subject to adjustment, have been authorized to be issued upon conversion of the New Senior Notes pursuant to this Restructured Purchase Agreement.


6. Representations, Warranties and Covenants of the Purchasers and ICP Each Purchaser and ICP hereby severally represents, warrants and covenants to the Company in the same manner as the representations, warranties and covenants set out in Section 4 of the Initial Purchase Agreement, mutatis mutandis, each of which representations, warranties and covenants is hereby incorporated by reference into this Restructured Purchase Agreement, with the intent that such representations, warranties and covenants shall apply to this Restructured Purchase Agreement.

7. Conditions Precedent to Closing The provisions of Section 5 of the Initial Purchase Agreement (save and except Subsection 5.7 thereof) are hereby incorporated by reference into this Restructured Purchase Agreement, mutatis mutandis, with the intent that such provisions shall apply to this Restructured Purchase Agreement, subject to the following qualifications and amendments:

         7.1 Exhibits The references in Section 5.1 of the Initial Purchase Agreement to Exhibits F and G, shall be deemed to refer to Exhibits H and I , respectively, to this Restructured Purchase Agreement.

         7.2 Telecom Corporation of Chicago, Inc. The reference in Section 5.6 of the Initial Purchase Agreement to "The Wholesale Group, Inc." shall be deemed to refer to Telecom Corporation of Chicago, Inc.

         7.3 Founders' Loans A new Subsection 5.13 shall be added, as follows:

                  5.13 Each of the Founders shall have entered into an agreement amending the terms of his Loan Agreement with the Company, pursuant to which he agrees that Advances (as defined therein) shall, notwithstanding any


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                  provision to the contrary in the Loan Agreement, not commence until May 31, 1999 or such later date as the non-management directors of the Company shall, by majority vote, determine, based on the cash position of the Company and its financial performance.

8. Certain Covenants of the Company The provisions of Section 6 of the Initial Purchase Agreement are hereby incorporated by reference into this Restructured Purchase Agreement, mutatis mutandis, with the intent that such provisions shall apply to this Restructured Purchase Agreement, subject to the following qualifications and amendments.

         8.1 Acquisition Committee For the purposes of Section 6.11 of the Initial Purchase Agreement, the parties hereto confirm and agree that: (i) the Acquisition Committee has been constituted and the members thereof are Messrs Marvyn Budd and Al Lyons representing the Founders, Messrs Ajit Hutheesing and Larry Lunt representing the Purchasers, and Christopher Walker, who shall participate as a non-voting member; (ii) the last sentence of Section 6.11 is hereby amended to read as follows: To recommend approval of any acquisition or joint venture to the Board of Directors, a majority of the members of the Acquisition Committee must recommend such approval and, in the event of a deadlock, the matter shall be referred to the Board of Directors for a decision; and (iii) the Acquisition Committee has recommended and approved the terms for acquisition of each of Telecom Corporation of Chicago, Inc. and Eastern Equipment Brokers, Inc., as more particularly set out in the New Disclosure Schedule. The provisions of Section 6.11 of the Initial Purchase Agreement are deemed amended accordingly.

9. Registration Rights The provisions of Section 7 of the Initial Purchase Agreement are hereby incorporated by reference into this Restructured Purchase Agreement, mutatis mutandis, with the intent that such provisions shall apply to this Restructured Purchase Agreement.

10. Miscellaneous The provisions of Section 8 of the Initial Purchase Agreement are hereby incorporated by reference into this Restructured Purchase Agreement, mutatis mutandis, with the intent that such provisions shall apply to this Restructured Purchase Agreement, subject to the following qualifications and amendments:

         10.1 Expenses. Subsection 8.6 of the Initial Purchase Agreement is hereby deemed deleted. The parties hereby agree that the Company shall bear its own legal and other expenses in connection with the transactions contemplated by this Restructured Purchase Agreement and the Initial Purchase Agreement and all out-of-pocket expenses incurred by ICP on behalf of the Purchasers in respect of each of such agreements to a maximum of $2,000 and all legal expenses incurred by ICP on behalf of the Purchasers in connection therewith.

         10.2 Notices. Subsection 8.7 of the Initial Purchase Agreement is hereby amended by deleting therefrom the reference to and address of BP and Robert A. Margolin.


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         10.3 Brokers Subsection 8.8 of the Initial Purchase Agreement is hereby deemed amended, for the purposes of this Restructured Purchase Agreement, by deleting therefrom the reference to "Joseph Charles & Associates, Inc.", such that Subsection 8.8 shall be deemed to commence with the words: "the Company and ICP represent..."

         10.4 Definitions The definitions set out in Section 8.19 of the Initial Purchase Agreement are deemed to be amended, where applicable, in accordance with the terms of this Restructured Purchase Agreement.

         10.5 Exhibits The following exhibits are attached to and form a substantive part of this Restructured Purchase Agreement

         Exhibit A         -        Purchasers
         Exhibit B         -        Initial Purchase Agreement (pre-amendment)
         Exhibit C         -        Initial Purchase Amending Agreement
         Exhibit D         -        New Senior Note
         Exhibit E         -        Restructured Articles Of Amendment
         Exhibit F1        -        New Common Share ($1.50) Warrant
         Exhibit F2        -        New Common Share ($2.00) Warrant
         Exhibit G         -        New Projections
         Exhibit H         -        Opinion Of Company's Counsel
         Exhibit I         -        Opinion Of Company's U.S. Special Counsel
         Exhibit J         -        New Disclosure Schedule


         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Restructured Purchase Agreement as an instrument as of the date first above written.

                                            Officeland Inc.

                                            By:      /s/ Marvyn Budd
                                                   -----------------------------
                                            Name:         Marvyn Budd
                                                   -----------------------------
                                            Title:        President
                                                   -----------------------------

                                            International Capital Partners, Inc.

                                            By:      /s/ Ajit Hutheesing
                                                   -----------------------------
                                            Name:         Ajit Hutheesing
                                                   -----------------------------
                                            Title:        Chairman
                                                   -----------------------------